Exhibit 10.16.3
AMENDMENT NO. 3
to
EMPLOYMENT AGREEMENT
     AMENDMENT NO. 3 to EMPLOYMENT AGREEMENT (this “Amendment”) effective as of June 16, 2010, by and between MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and THOMAS D. LOGAN (the “Executive”).
BACKGROUND
     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated August 15, 2006, as amended on December 22, 2008 and January 1, 2009 (collectively, the “Employment Agreement”); and
     WHEREAS, pursuant to Section 13 of the Employment Agreement, the Employment Agreement may be modified by a written amendment signed by the Company and the Executive.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.
     Amendments. Section l(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) The Company hereby agrees to employ Executive, and Executive hereby agrees to accept employment with the Company, upon the terms and conditions contained in this Agreement, effective as of August 15, 2006 (the “Effective Date”). Executive’s initial term of employment with the Company shall continue from August 15, 2006 until August 15, 2010, subject to earlier termination of such employment pursuant to the terms hereof (such initial term, the “Employment Period”); thereafter, Executive’s term of employment with the Company shall automatically renew for additional one (1) year terms (such initial term, and any subsequent terms as and when so extended, the “Employment Period”), unless a notice of intent not to renew shall be delivered in accordance with Section 11 by the Board of Directors or Executive (as the case may be) at least ninety (90) days prior to the end of such initial four (4) year term or such one year renewal term, as the case may be, and where a notice of intent not to renew is delivered by the Board of Directors, such notice shall be deemed to be termination by Company without Cause pursuant to Section 5(d) hereof and thus subject to the Company’s obligations under Section 6(c) hereof.”
2. Governing Law. This Amendment has been executed and delivered in the State of California and its validity, interpretation, performance and enforcement will be governed by the laws of that state applicable to contacts made and to be performed entirely within that state.
3. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

4. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
5. References. Any reference to the Employment Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
6. Other Provisions. All other provisions of the Employment Agreement not specifically amended by this Amendment shall remain in full force and effect.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

MIRION TECHNOLOGIES, INC.
By:	/s/ Seth B. Rosen
	Name:	Seth B. Rosen
	Title:	General Counsel & Corporate Secretary

EXECUTIVE
/s/ Thomas D. Logan
Thomas D. Logan

Signature Page to Amendment No.3 to Employment Agreement (Logan)